UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

Network Equipment Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This document is intended to provide NET employees with information that is currently available regarding the proposed combination with Sonus.

GENERAL

Where can I get more information about the proposed acquisition?

NET has filed a “proxy statement” that has information about the special meeting of stockholders to approve the acquisition, along with a summary of the merger agreement and other information. It also explains the treatment of NET stock options and restricted stock and certain provisions regarding NET employee compensation and benefits. The proxy statement can be viewed at: http://tinyurl.com/dymy5w7

When is the acquisition expected to close?

As explained in the proxy statement, we currently expect that the transaction will close in the third quarter of 2012, subject to the satisfaction of various closing conditions, including receiving NET stockholder approval.

Is there an integration plan being developed?

Yes, the integration planning process is being driven by members of both Sonus and NET leadership teams. Many of you will be involved at some level in this planning process. You should feel free to ask your supervisor any questions about the integration planning process.

What is the relationship between NET and Sonus prior to closing and what will it be after closing?

Until the transaction closes, the two companies remain independent. During this time, the companies may engage in integration planning, but we should limit the sharing of competitively sensitive information, and should not engage in any actual integration of operations or decision making or other joint dealing. After closing, we expect the operations of the two companies to be mostly merged together, though some of the corporate entities, including “Network Equipment Technologies, Inc.” and “NET Federal, Inc.” will remain as subsidiary corporations for contracting and certain other purposes.

EMPLOYMENT AND COMPENSATION

Will there be changes in staffing after the integration of the two companies?

Sonus has indicated that a key driver of the proposed acquisition is the expansion of the Sonus talent with the incorporation of additional skills and resources from NET. In addition, Sonus has informed NET management that it intends to invest in our business and its expectation is that NET will be a growing part of Sonus’ future success. With any integration of one company into another, there will inevitably be changes to staffing and roles. And, just as NET has sought to do, Sonus intends to efficiently manage its operations in order to generate profits. Therefore, Sonus may find that some specific activities can be better managed centrally or in combination with existing resources.

Will my salary change?

Sonus has agreed to keep the base salaries of NET employees unchanged, at least through the end of 2012. Payroll will be transitioned to the Sonus system following the closing.

I’m in Sales. Will my comp plan change? (territory, quota, comp mix, accelerators etc.).

Sonus is currently conducting integration planning and reviewing Sales comp. plans. Any changes will be communicated when those decisions are made.

We currently do not have a bonus plan at NET. Does Sonus have a bonus plan?

Sonus has an incentive compensation program for all positions that do not receive commissions and/or variable compensation. Sonus has indicated that it anticipates adding NET employees to the bonus program January 1, 2013, and intends to provide additional information to eligible participants at a later date.

Does Sonus have a 401(k) Plan?

Yes, and Sonus currently provides a company match. Details of the plan and match will be provided to eligible employees at the appropriate time. If Sonus requests, NET will terminate our current 401k plan prior to closing, in which case continuing employees will be eligible to participate in the Sonus Plan. This will include the ability to roll over any loans to the extent permitted under the Sonus Plan.

What will happen to my NET stock options and restricted stock?

As noted above, the treatment of NET stock options and restricted stock units (RSUs) is explained in the proxy statement. A direct link to the specific part of the document is provided here: http://tinyurl.com/bvvjcw9. As described in the proxy statement, all unvested RSUs and any “in the money” options will convert into equivalent rights for Sonus stock. Vested RSUs will be treated the same as other outstanding NET common stock. “Out of the money” stock options (having exercise prices above $1.35 per share) will terminate, but Sonus will be assuming our stock plans, including the shares available for future issuance, which Sonus may use to grant new stock options to NET employees once the merger is complete.

BENEFITS

Will my benefits change?

Sonus has agreed to maintain NET’s current benefits plans for continuing employees through the end of the year. At the beginning of calendar 2013, everyone will be transitioned to Sonus’ benefits plans. To the extent permitted under the Sonus benefit plans, Sonus will waive any preexisting conditions, limitations, exclusions and waiting periods that were recognized under NET’s Plans.

Will my years of service (seniority) with NET be recognized by Sonus?

Yes, Sonus has agreed to apply your seniority to the Sonus Paid-Time-Off Plan and other benefits based on years of service.

OTHER MATTERS

Does Sonus have a tuition reimbursement program?

No, although Sonus does have a “Learning Module” within its “Talent Management System” and Sonus also has extensive sales, product and process training courses.

What is the focal review plan for NET this year? Is it going to be done as usual or going to be adopting Sonus’ later or next year?

We don’t plan on performing NET focal reviews this year. We expect employees to be part of the Sonus review process, which is aligned with the calendar year, beginning in January 2013.

Will the transaction affect my immigration processing?

Sonus has informed us that they intend to transfer any H1s of continuing employees.

Will we restore a lunch facility in Fremont

At this time, there are no plans to restore a lunch facility in Fremont, but this may be addressed after the transaction closes.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between NET and Sonus may be forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, NET’s ability to close the acquisition and the expected closing date of the acquisition; the anticipated benefits and synergies of the acquisition; and the anticipated future combined operations of NET and Sonus. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.

These risks and uncertainties include, but are not limited to: uncertainties as to the timing and results of the NET stockholder vote; the possibility that various closing conditions for the transaction may not be satisfied or waived; disruption to our business from the announcement of the transaction, including possibly making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; and uncertainties regarding the actual benefits to be realized from the transaction; and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by NET.

NET disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, NET has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). Additionally, NET and Sonus will file other relevant materials in connection with the proposed acquisition of NET by Sonus pursuant to the terms of the Merger Agreement by and among Sonus, NET, and Navy Acquisition Subsidiary, Inc. The definitive proxy statement sent to stockholders of NET contains important information about NET, Sonus, the proposed merger and related matters. Investors and security holders of NET are urged to read the definitive proxy statement and other relevant materials carefully before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

The materials filed by Sonus and NET with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders may obtain free copies of the proxy statement from NET by contacting NET Investor Relations by e-mail at lsalvo@directir.com or by telephone at 1-510-693-5238.

Participants in the Solicitation

Sonus and NET, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NET stockholders in connection with the transactions contemplated by the merger agreement. Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated April 5, 2012, and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of NET’s executive officers and directors in the solicitation by reading NET’s most recent Annual Report on Form 10-K as amended, for the year ended March 30, 2012, and other relevant materials filed with the SEC. Information concerning the interests of NET’s participants in the solicitation, which may, in some cases, be different from those of NET’s stockholders generally, is set forth in the proxy statement relating to the merger.